                                                                   Exhibit 10.16

                       SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT is entered into as of the 5th day of March, 2003, by and between ProLogis-Macquarie Kentucky I LLC, a Delaware limited liability company ("Landlord"), and Innotrac Corporation ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant have entered into a Lease dated as of the 23rd day of April, 2002, and as amended by that certain First Amendment To Lease Agreement dated October 15, 2002 (such Lease, as heretofore and hereafter modified, being herein referred to as the "Lease") pursuant to which Landlord leased to Tenant approximately 330,000 square feet located at 1226 Aviation Blvd. Hebron, KY 41048 (the "Original Premises"); and

     WHEREAS, Landlord and Tenant desire to expand the Premises by 66,000 square feet in addition to modifying certain other terms and conditions as set forth below.

     NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

     1. Effective on March 1, 2003 (the "Second Expansion Premises Commencement Date"), the Premises shall hereby be expanded to include those certain premises consisting of approximately 66,000 rentable square feet (the "Second Expansion Premises"), commonly known as 1242 Aviation Blvd., Hebron, Kentucky, and as more fully described on the attached Exhibit A. The Premises as described in the Lease shall be revised to include the Second Expansion Premises and shall further be revised to reflect a total square footage of approximately 396,000 square feet.

     2. The Lease Term for the Second Expansion Premises shall commence on the Second Expansion Premises Commencement Date and shall continue through the end of the original lease term July 31, 2007.

     3. The total monthly Base Rent for the Premises and the Second Expansion Premises, during the Lease Term as defined herein, shall be due and payable to Landlord in accordance with Paragraph 4 of the Lease equal to the following amount for the respective period set forth below:

                Period                          Amount
                ------                    -----------------
March 1, 2003 through December 31, 2003   $84,837 per month
January 1, 2004 through July 31, 2007     $92,675 per month

     4. Effective on the Second Expansion Premises Commencement Date, Tenant's Proportionate Share of the Building and Project shall be revised to reflect the amount for the respective periods set forth below:

                                          Tenant's Proportionate   Tenant's Proportionate
                Period                       Share of Building        Share of Project
                ------                    ----------------------   ----------------------
March 1, 2003 through December 31, 2003            91.7%                    91.7
January 1, 2004 through July 31, 2007               100%                     100%

     5. Effective on March 1, 2003, the Initial Estimated Monthly Operating Expense Payments shall be as follows:

                       Monthly Charge
                       --------------
Common Area Charges:     $ 5,142.00
Taxes:                     9,075.00
Insurance:                 1,815.00
                         ----------
Total                    $16,032.00

     6. Tenant Improvements.

          (a) Landlord agrees to furnish or perform at Landlord's sole cost and expense those items of construction and those improvements (the "Tenant Improvements") specified below:

          1.   Install additional warehouse lighting.

          2.   Install ventilation system in warehouse area.

          3.   Install additional dock equipment.

          Any other items shall require prior approval from Landlord.

          Landlord shall pay for the Tenant Improvements up to a maximum amount of $75,000.00, and Tenant shall pay for the cost of the Tenant Improvements in excess of such amount. If the cost of the Tenant Improvements is estimated to exceed such amount, such estimated overage shall be paid by Tenant before Landlord begins construction and a final adjusting payment based upon the actual cost of the Tenant improvements shall be made when the Tenant Improvements are complete.

          (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

          (c) Landlord shall proceed with and complete the construction of the Tenant Improvements within a commercially reasonable period of time.

          (d) Except for incomplete punch list items, Tenant shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

     7. Effective on March 1, 2003, Addendum 1 of the Lease, captioned "Right Of First Refusal", is intentionally deleted and no longer in force or effect.

     8. Effective on March 1, 2003, Addendum 5 of the Lease, captioned "Cancellation Option", shall be revised to reflect the following:

          "Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default, Tenant shall have the right at any time on or before the first day of the 30th month of the Lease Term to send Landlord written notice (the "Termination Notice") that Tenant has elected to terminate this Lease effective on the last day of the 36th month of the Lease Term with respect to the Premises consisting of approximately 396,000 square feet.

          If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord $2,217,622.00 contemporaneously with Tenant's deliver of the Termination Notice to Landlord. Such amount is consideration for Tenant's option to terminate and shall not be applied to rent or any other obligation of Tenant. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination."

     9. With the exception of those terms and conditions specifically modified and amended herein, the Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall supersede and control.

     10. All capitalized terms used but not defined herein which are defined in the Lease shall have the same meaning herein as in the lease.

     IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment To Lease Agreement as of the day and year first above written.

                                        Landlord:
                                        PROLOGIS-MACQUARIE KENTUCKY I LLC

Signed and acknowledged in the          By: ProLogis Management Incorporated,
presence of:                                a Delaware corporation, Agent


By:                                     By:
    ---------------------------------       ------------------------------------
Printed Name:                           Name: Douglas A. Kiersey, Jr.
              -----------------------   Title: Senior Vice President


By:
    ---------------------------------
Printed Name:
              -----------------------


Signed and acknowledged in the          Tenant:
presence of:                            INNOTRAC CORPORATION


By: /s/ Molly C. Jones                  By: /s/ David L. Gamsey
    ---------------------------------       ------------------------------------
Printed Name: Molly C. Jones            Name: David L. Gamsey
                                        Title: CFO


By: /s/ Shanin Crowther
    ---------------------------------
Printed Name: Shanin Crowther

                                    EXHIBIT A

                                    SITE PLAN

                         Tenant: Innotrac Corporation.

                                   (SITE PLAN)

                   AIRPARK INTERNATIONAL DISTRIBUTION CENTER
                            1230 AVIATION BOULEVARD
                             Boone County, Kentucky
                                 BUILDING FIVE